Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Kinsale Capital Group, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Richmond, Virginia

November 30, 2016